                                  EXHIBIT 10

                             THE TIMKEN COMPANY
                    DIRECTOR DEFERRED COMPENSATION PLAN
                             ELECTION AGREEMENT

     I, __________________, hereby elect to participate in the Director Deferred
Compensation Plan for The Timken Company (the "Plan") with respect to the one-
time cash award that I may receive following the Company's 2003 Annual Meeting upon execution of this Election Agreement (the "Award").
     I hereby elect to defer payment of 100% of the Award which I otherwise would be entitled to receive.  In accordance with Article II, Section 4 of the
Plan, I hereby elect to invest the full amount of the Award in the hypothetical
Common Shares fund until the following date:
    [  ] The third anniversary of the date of the Award (the "Release Date"); or
    [  ] The ________ anniversary of the Release Date.
     I understand that, notwithstanding the provisions of Article II, Section 4 of the Plan, I may not direct that the Award be invested in any other crediting option, other than the hypothetical Common Shares fund.
     I hereby direct any dividend equivalents with respect to the Award be invested in the Common Shares fund and/or the cash fund in the percentages set forth below (total of percentages must equal 100%):
    Common Shares fund ________%
    Cash fund ________%
     I acknowledge that any such dividend equivalents will be paid at the time specified for payment of the Award, as set forth in my election above.
     I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan and this Election Agreement.  Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.
     I understand that (i) this Election Agreement shall continue to be effective until the Release Date and (ii) in order to modify this Election
Agreement with respect to the Award following the Release Date, a modification must be delivered to the General Manager - Total Rewards of the Company one year prior to the date on which the Award is payable.

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     I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.

_____________________________
(Signature)

_____________________________
(Print or type name)

_____________________________
(Date)

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